Exhibit (h)(1)

DISTRIBUTION AGREEMENT

AGREEMENT made this [    ]th day of August 2014, between WESTERN ASSET MIDDLE MARKET INCOME FUND INC., a Maryland corporation (the “Fund”), and Legg Mason Investor Services, LLC (the “Distributor”).

WITNESSETH:

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company and it is in the interest of the Fund to offer its shares of common stock (“Shares”) for sale as described in the Prospectus (as defined below);

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the offering of the Fund’s Shares;

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor.

The Fund hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Shares on the terms set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act hereunder.

Section 2. Services and Duties of the Distributor; Offering.

(a) The Distributor agrees to distribute Shares, as agent for the Fund, upon the terms described in the Prospectus (the “Offering”). As used in this Agreement, the term “Prospectus” shall mean the prospectus included as part of the Fund’s Registration Statement, as such prospectus may be amended or supplemented from time to time, and the term “Registration Statement” shall mean the Registration Statement on Form N-2 filed by the Fund with the Securities and Exchange Commission (the “Commission”) and effective under the Securities Act of 1933, as amended (the “1933 Act”). The Distributor may solicit subscriptions for Shares during a subscription period that shall last for such period as may be agreed upon by the parties hereto. Upon the termination of the relevant subscription period the Shares will be issued against payment and the Fund will commence operations.

(b) The Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of the Fund and will transmit such orders as are so accepted to the Fund’s transfer agent as promptly as practicable. The Distributor shall promptly forward to the Fund’s custodian funds received in respect of purchases of Shares in accordance with the instructions of the Fund’s transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

(c) The Fund shall be obligated to provide the Distributor the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill unconditional orders for Shares placed with the Distributor by investors and securities dealers. The price at which each Share shall be sold shall be as set forth in the Prospectus. The Distributor will perform its duties hereunder on a best efforts basis, and it is understood that the Distributor does not undertake to distribute any specific number or amount of Shares or to purchase any Shares for its own account.

(d) The Distributor will not make offers or sales of Shares except in the manner set forth in the Registration Statement. The Fund has established procedures that are to be followed in connection with the offer and sale of Shares, and the Distributor agrees not to make offers or sales of any Shares except in compliance with such procedures. In this regard, the Distributor agrees that:

(i) No sale of Shares to any one investor will be for less than the minimum amount as specified in the Prospectus or as the Fund otherwise shall advise the Distributor.

(ii) No offer or sale of Shares will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Shares have not been registered or qualified for offer and sale under applicable state securities laws unless Shares are exempt from the registration or qualification requirements of such laws.

(e) In connection with such purchases, the Fund authorizes and designates the Distributor to take any action, and to make any arrangements for the collection of purchase monies authorized or permitted to be taken or made in accordance with the 1940 Act and as set forth in the Articles of Incorporation, By-Laws and in the Fund’s Prospectus.

(f) The authority of the Distributor under this Section 2 may, with the consent of the Fund, be redelegated in whole or in part to another person or firm. If, consistent with this paragraph, the Distributor enters into selling agreements with other brokers or dealers as selling agents or selected dealers or with registered investment advisers or other intermediaries which may recommend, or make available for purchase, to their own respective clients or customers Shares of the Fund, it agrees to do so on a form approved by the Fund’s officers.

(g) The Distributor shall be responsible for reviewing the Registration Statement for compliance with the requirement of the conduct rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) that the Fund’s Prospectus contain disclosure of the details of any arrangement by which special cash compensation arrangements are made available to a FINRA member distributing the Fund’s securities, which arrangements are not made available on the same terms to all FINRA members who distribute the Fund’s securities.

(h) The Distributor shall adopt and follow procedures for the confirmation of sales to investors and intermediaries, timeliness of orders, the collection of amounts payable by investors and intermediaries on such sales, the correction of errors related to distribution of Shares, the cancellation of unsettled transactions, and assisting with the solicitation of proxies, and any other matters governed by Rule 38a-1 under the 1940 Act (as may apply to a principal underwriter for a registered investment company), each as may be necessary to comply with the requirements of the FINRA, any other self-regulatory organization, and the federal and state securities laws. The Distributor shall provide reports or other information to the Fund at the Fund’s reasonable request, including, without limitation, reports related to the operation and implementation of the Fund’s policies related to customer privacy, safeguarding of customer information, sales and marketing practices or other policies and procedures of the Fund.

(i) The Distributor agrees that it has adopted and implemented an anti-money-laundering program in compliance with the USA PATRIOT Act of 2001, the regulations thereunder and the conduct rules of FINRA, including, without limitation, customer identification program procedures and monitoring for suspicious activity. The Distributor additionally agrees that it has adopted and implemented procedures to comply with applicable law and regulation related to cash transaction reporting requirements, as well as monitoring and reporting under FinCEN, OFAC and other government watch lists. The Distributor shall provide reports or other information to the Fund at the Fund’s reasonable request, related to the operation and implementation of any of the Fund’s anti-money-laundering policies for which the Distributor is responsible.

Nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

Section 3. Duties of the Fund.

(a) The Fund agrees to sell its Shares and to cause its Shares to be registered in book entry form through The Depository Trust Company.

(b) The Fund shall keep the Distributor fully informed with regard to its affairs and shall, to the extent permitted by applicable law, furnish to the Distributor copies of all publicly available information, financial statements and other documents which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent accountants and such reasonable number of copies of its Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

(c) The Fund shall take such steps as may be necessary so that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Fund will comply with the requirements of Rule 430A and will notify the Distributor immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission or (iii) of any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or for additional information.

(d) The Fund shall use its best efforts to qualify and maintain the qualification during the solicitation period of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

Section 4. Agreements with Financial Intermediaries.

(a) The Distributor shall have the right to enter into agreements with financial intermediaries of its choice for distribution services with respect to the Shares; provided that the Distributor shall periodically inform the Fund’s Board of Directors of the nature and substance of such agreements and that the Fund’s officers shall approve the forms of agreements with such financial intermediaries.

(b) Within the United States, the Distributor shall contract for the placement of the Fund’s Shares only with such financial intermediaries who are acting as brokers or dealers who are members in good standing of FINRA and who agree to abide by the conduct rules of FINRA.

(c) The Distributor shall obtain adequate assurance from any financial intermediary which it engages of the compliance by such financial intermediary with applicable federal and state securities laws and the conduct rules of FINRA.

Section 5. Fees and Expenses.

(a) If, and only to the extent set forth in the Fund’s Prospectus, the Distributor and the financial intermediaries shall be entitled to charge a sales load to each investor on the public offering price of such investor’s Shares. If the Fund’s offering of Shares is terminated prior to the closing of the Fund’s initial public offering, the Distributor may not impose a sales load on investors in the Fund or receive other compensation under this Agreement, other than any indemnification expenses payable pursuant to Section 6 of this Agreement.

(b) The Fund shall bear all costs and expenses of the offering of the Shares in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements and/or prospectuses required to be filed by and under the federal and state securities laws, (iii) the preparation and mailing of annual and interim reports and proxy materials to stockholders and (iv) the qualifications of Shares for sale and of the Fund as a broker or dealer under the securities laws of such states or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 4(d) hereof and the cost and expenses payable to each such state for any continuing qualification therein.

(c) The Distributor shall bear (i) any expenses of advertising incurred by the Distributor in connection with such distribution of the Shares and (ii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

Section 6. Indemnification.

The Fund agrees to indemnify, defend, and hold free and harmless, the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or director of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Fund’s agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund’s being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any Shares.

The Distributor agrees to indemnify, defend, and hold free and harmless, the Fund, its directors and officers and any person who controls the Fund, if any, within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors or officers or any such controlling person may incur under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the preparation of the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in such information or a fact necessary to make such information not misleading, or its performance or failure to perform its duties and obligations under this agreement, it being understood that the Fund will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement and Prospectus. The Distributor’s agreement to indemnify the Fund, its directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor’s being promptly notified of any action brought against the Fund, its directors or officers or any such controlling person, such notification to be given to the Distributor at its principal business office.

Section 7. Compliance with Securities Laws.

The Fund represents that it is registered as a closed-end management investment company under the 1940 Act, and agrees that it will comply with the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Distributor each agree to comply with the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), applicable state “Blue Sky” laws. The Distributor agrees to comply with the applicable terms and provisions of the 1934 Act.

Section 8. Term of Agreement; Termination.

This Agreement shall commence on the date first set forth above and shall continue in effect until the closing of the Fund’s initial public offering.

This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act) unless the Commission has issued an order exempting the Fund and the Distributor from the provisions of the 1940 Act which would otherwise have effected the termination of this Agreement. In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty days’ nor less than thirty days’ written notice to the other party.

Section 9. Notices.

Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at 100 Light Street, Baltimore, Maryland 21202, Attention: [            ], or (2) to the Fund at 620 Eighth Avenue, New York, NY 10018, Attention: Kenneth D. Fuller.

Section 10. No Personal Liability.

The directors have authorized the execution of this Agreement in their capacity as directors and not individually and the Distributor agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Fund shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Fund, that the stockholders, directors, officers, employees, representatives and agents of the Fund shall not be personally liable hereunder, and that it shall look solely to the property of the Fund for the satisfaction of any claim hereunder.

Section 11. Governing Law.

This Agreement shall be governed and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LEGG MASON INVESTOR SERVICES, LLC

By:
Name:
Title:

WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

By:
Name:
Title:

[Signature Page to Distribution Agreement]